Exhibit 99.1

Livongo Reports Fourth Quarter and Full Year Financial Results

•	Strong Full Year Revenue of $170.2 million, up 149% from 2018

•	Ends year with 222,700 enrolled Livongo for Diabetes Members, up 96% year-over-year

•	2020 revenue guidance range of $280 million to $290 million

Mountain View, CA - March 2, 2020 - Livongo Health, Inc. (NASDAQ: LVGO), the leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced financial results for its fourth quarter and full year ended December 31, 2019.

“Livongo finished the year with excellent momentum, exceeding all of our guidance metrics, achieving record signings in the fourth quarter, and expanding our reach to over 30% of Fortune 500 companies,” said Zane Burke, Chief Executive Officer of Livongo. “We enter the year well positioned to continue driving rapid growth with our extension into the fully insured health plan market and expanded our strategic partnerships with CVS Health and Express Scripts, positioning us to better serve their health plan and self-insured employer Clients.”

Fourth Quarter 2019 Highlights:
ASC 606:

•	Revenue: Total revenue for the quarter was $50.4 million, up 137% year-over-year.

•
Gross Margin: GAAP gross margin of 78.3% and non-GAAP gross margin of 79.2%, which reflects continued scaling in the delivery of our offerings and includes an adjustment related to capitalization of device costs for certain solutions.

•
Net Loss: GAAP net loss of $6.0 million, and net loss per share attributable to common stockholders of ($0.06) on a diluted basis, which includes an adjustment related to capitalization of a portion of sales commissions; and non-GAAP net income of $2.3 million, and non-GAAP net income per share attributable to common stockholders of $0.02 on a diluted basis.

•	Adjusted EBITDA: $1.6 million in the fourth quarter of 2019 compared to ($10.2) million in the fourth quarter of 2018.

•	Livongo for Diabetes Members: 222,700 Members as of December 31, 2019, up 96% year-over-year.

•	Livongo Clients: 804 Clients as of December 31, 2019, up 95% year-over-year.

•
Estimated Value of Agreements (EVA): $76.7 million, up from $56.1 million in the fourth quarter of 2018. It consists of the estimated value of agreements signed in the quarter with new Clients or expansions entered into with existing Clients.

ASC 605:

•
Revenue: Total revenue for the quarter was $50.2 million, exceeding our guidance range of $49.0 million to $49.5 million, and up 137% year-over-year. This was driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 78.2% and non-GAAP gross margin of 79.2%.

•
Net Loss: GAAP net loss of $6.0 million, and net loss per share attributable to common stockholders of ($0.06) on a diluted basis; and non-GAAP net income of $2.3 million, and non-GAAP net income per share attributable to common stockholders of $0.02 on a diluted basis.

•	Adjusted EBITDA: $1.6 million in the fourth quarter of 2019 compared to ($10.2) million in the fourth quarter of 2018, and exceeding our guidance range of ($5.5) million to ($5.0) million.

Full Year 2019 Highlights:
ASC 606:

•
Revenue: Total revenue for the year was $170.2 million, up 149% year-over-year, and exceeding our guidance range of $168.5 million to $169.0 million. This was driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 72.9% and non-GAAP gross margin of 73.9%.

•
Net Loss: GAAP net loss of $55.3 million, and net loss per share attributable to common stockholders of ($1.09) on a diluted basis; and non-GAAP net loss of $19.7 million, and non-GAAP net loss per share attributable to common stockholders of ($0.39) on a diluted basis.

•	Adjusted EBITDA: ($20.1) million in 2019 compared to ($27.7) million in 2018, and exceeding our guidance range of between ($26.7) million to ($26.1) million.

•	EVA: $284.5 million, up 84% from $154.5 million in 2018.
ASC 605:

•
Revenue: Total revenue for the year was $169.9 million, up 148% year-over-year, and exceeding our guidance range of $168.5 million to $169.0 million. This was driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 72.8% and non-GAAP gross margin of 73.8%.

•
Net Loss: GAAP net loss of $54.9 million, and net loss per share attributable to common stockholders of ($1.08) on a diluted basis; and non-GAAP net loss of $19.2 million, and non-GAAP net loss per share attributable to common stockholders of ($0.38) on a diluted basis.

•	Adjusted EBITDA: ($19.6) million in 2019 compared to ($27.7) million in 2018, and exceeding our guidance range of between ($26.7) million to ($26.1) million.

“While only recently introduced, we’ve seen strong interest in our whole person solution, which supports multiple chronic conditions in one seamless Member experience, all personalized by our AI+AI data engine,” said Livongo President Dr. Jennifer Schneider, MD., M.S. “In addition to integrating new products, such as behavioral health, we’re adding partners across the healthcare ecosystem to drive greater data insights. Our recently announced agreement with Dexcom is an example of how we will now integrate continuous blood glucose readings into our platform to deliver more targeted and personalized Member insights along with our 24/7 support.”

First Quarter and Fiscal 2020 Outlook

•
For the year 2020, the company expects revenue to grow between 65% and 71% to the range of $280.0 million to $290.0 million, ahead of our preliminary guidance of approximately $276.0 million. Adjusted EBITDA is expected to be in the range of ($22.0) million to ($20.0) million.

•	For the first quarter of 2020, the company expects revenue in the range of $60.0 million to $62.0 million, and adjusted EBITDA in the range of ($5.5) million to ($4.5) million.

“2019 was a banner year for Livongo, with a noteworthy expansion of Members using our Livongo for Diabetes solution, meaningful contribution from our newer solutions, and sustained margin improvement,” said Lee Shapiro, Livongo Chief Financial Officer. “As we turn to 2020, we are focused on driving rapid growth in our solutions to address the needs of Clients and Members, while we continue to grow our investments to address this massive market opportunity.”

The revenue and adjusted EBITDA outlook provided above is based on revenue and results recognized under the new accounting guidance under ASC 606, Revenue from Contracts with Customers ("ASC 606"). Please refer to the tables attached to this press release for a reconciliation of ASC 605, Revenue Recognition ("ASC 605"), to ASC 606 for our 2019 financial result.

Additional information on Livongo's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below.

The forward-looking Adjusted EBITDA contained in the section titled "First Quarter and Fiscal 2020 Outlook" excludes (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) change in fair value of contingent consideration, (vi) other income, net, and (vii) provision for (benefit from) income taxes. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, the effect of which may be significant. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Quarterly Conference Call

The fourth quarter and full year 2019 earnings conference call and webcast will be held Monday, March 2, 2020, at 4:30 p.m. Eastern Time. Livongo management will host the call, followed by a question and answer session. All interested parties may dial 270-215-9499 and reference “Livongo” to listen to the quarterly conference call. Participants may join the webcast here. A replay of the call will be available via webcast for on-demand listening shortly after completion of the call on the Investor Relations section of the company’s website, www.livongo.com, and will remain available for approximately 90 days. To assist with the financial portion of this earnings call supplemental slides can be found on our investor relations website here.

About Livongo

Livongo empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, diabetes prevention, and behavioral health. Livongo pioneered the category of Applied Health Signals to offer Members clinically-based insights that focus on the whole person and make it easier to stay healthy. Using its AI+AI engine, Livongo’s team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized, and timely health signals delivered to Livongo Members exactly when and where they need them. The Livongo approach delivers better clinical and financial outcomes while creating a different and better experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Livongo’s ability to grow and expand its platform, including into the fully insured and government market, number of clients and number of members, anticipated enrollment rates, the success of Livongo’s new partnerships and integrations and the expansion of Livongo's existing relationships, the adoption of Livongo’s solutions and the expansion of multi-product adoption, planned investments and efforts to capture more market opportunity, anticipated growth in revenue, and Livongo’s future financial and operating performance, including its outlook and guidance for the first quarter and full year 2020. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding Livongo’s ability to retain clients and sell additional solutions to new and existing clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and Livongo’s Annual Report on Form 10-K that will be filed following this earnings release. Livongo’s SEC filings are available on the Investor Relations section of Livongo’s website at ir.livongo.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Contact:

Alex Hughes, CFA
Investor-relations@livongo.com
650-413-9528

Media Contact:

John Hallock
press@livongo.com
617-615-7712

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$241,738	$108,928
Short-term investment	150,000	—
Accounts receivable, net of allowance for doubtful accounts of $1,245 and $575 as of December 31, 2019 and 2018, respectively	40,875	16,623
Inventories	28,983	8,934
Deferred costs, current(1)	16,051	6,022
Prepaid expenses and other current assets	9,860	4,935
Total current assets	487,507	145,442
Property and equipment, net	10,354	5,837
Restricted cash, noncurrent	1,270	179
Goodwill	35,801	15,709
Intangible assets, net	16,469	5,154
Deferred costs, noncurrent(1)	5,700	2,447
Other noncurrent assets	3,460	5,485
TOTAL ASSETS	$560,561	$180,253
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,362	$6,377
Accrued expenses and other current liabilities(1)	27,801	16,152
Deferred revenue, current	3,945	1,614
Advance payments from partner, current	1,767	293
Total current liabilities	41,875	24,436
Deferred revenue, noncurrent	654	437
Advance payment from partner, noncurrent	7,754	6,432
Other noncurrent liabilities	2,914	3,825
TOTAL LIABILITIES	53,197	35,130
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.001 per share	—	236,929
Stockholders’ equity (deficit):
Preferred stock, par value of $0.001 per share	—	—
Common stock, par value of $0.001 per share	95	18
Additional paid-in capital	671,467	21,789
Accumulated deficit(1)	(164,198)	(113,613)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	507,364	(91,806)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$560,561	$180,253

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Revenue(1)	$50,356	$21,206	$170,198	$68,431
Cost of revenue(2)(3)(8)	10,936	6,898	46,158	20,269
Gross profit	39,420	14,308	124,040	48,162
Operating expenses:
Research and development(2)(6)	12,763	8,376	49,842	24,861
Sales and marketing(1)(2)(3)(6)(9)	20,868	12,041	78,060	36,433
General and administrative(2)(4)(5)(6)	13,678	8,215	55,676	23,063
Change in fair value of contingent consideration	(168)	(1,200)	843	(1,200)
Total operating expenses	47,141	27,432	184,421	83,157
Loss from operations	(7,721)	(13,124)	(60,381)	(34,995)
Other income, net	1,686	671	3,742	1,641
Loss before provision for income taxes	(6,035)	(12,453)	(56,639)	(33,354)
Provision for (benefit from) income taxes	8	7	(1,369)	28
Net loss	$(6,043)	$(12,460)	$(55,270)	$(33,382)
Accretion of redeemable convertible preferred stock	—	(42)	(96)	(162)
Net loss attributable to common stockholders	$(6,043)	$(12,502)	$(55,366)	$(33,544)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.72)	$(1.09)	$(2.02)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(7)	94,347	17,300	50,930	16,573

______________

(1)
We adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) for the year ended December 31, 2019 using modified retrospective method to client contracts that were not completed as of January 1, 2019 and recorded an opening balance adjustment to reduce our accumulated deficit by $4.7 million. See impact of ASC 606 on our results of operations under "ASC 606 Adoption Impact on Results of Operations" below.

______________

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Cost of revenue	$45	$8	$151	$18
Research and development	1,870	1,217	8,182	2,188
Sales and marketing	2,265	227	7,659	916
General and administrative	2,947	1,908	16,640	3,210
Total stock-based compensation expense	$7,127	$3,360	$32,632	$6,332

______________

(3)	Includes amortization of intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Cost of revenue	$420	$128	$1,520	$320
Sales and marketing	276	96	1,065	272
Total amortization of intangible assets	$696	$224	$2,585	$592

______________

(4)	Includes acquisition-related expenses as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

General and administrative	$—	$113	$236	$354
Total acquisition-related expenses	$—	$113	$236	$354

______________

(5)	Includes secondary offering costs as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Secondary offering costs	$348	$—	$348	$—
Total secondary offering costs	$348	$—	$348	$—

______________

(6)	Includes secondary offering related payroll taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Research and development	$30	$—	$30	$—
Sales and marketing	87	—	87	—
General and administrative	175	—	175	—
Total secondary offering related payroll taxes	$292	$—	$292	$—

______________

(7)
For the 2019 periods, the weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted, include the weighted-average outstanding shares for the following common stock issued in connection with our IPO in July 2019: (i) all shares of redeemable convertible preferred stock then outstanding, totaling 58,615 shares, were automatically converted into an equivalent number of shares of common stock on a one-to-one basis and (ii) we sold 14,590 shares of our common stock at an offering price of $28.00 per share, including 1,903 shares of common stock pursuant to the exercise in full of the underwriters' option to purchase additional shares.

______________

(8)	Includes a one-time adjustment for the deferral of device costs for Livongo for Hypertension and Livongo for Prediabetes and Weight Management which will be amortized in future periods.

______________

(9)	Includes a one-time adjustment for the capitalization of a portion of sales commissions which will be amortized in future periods.

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,270)	$(33,382)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,326	1,263
Amortization of intangible assets	2,585	592
Change in fair value of contingent consideration	843	(1,200)
Allowance for doubtful accounts	854	476
Stock-based compensation expense	32,632	6,332
Loss on disposal of property and equipment	—	3
Deferred income taxes	(1,396)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable, net	(23,769)	(9,174)
Inventories	(20,049)	(5,963)
Deferred costs	(8,611)	(4,475)
Prepaid expenses and other assets	(4,476)	(1,911)
Accounts payable	1,986	2,562
Accrued expenses and other liabilities	8,011	8,286
Deferred revenue	1,142	595
Advance payments from partner	2,796	2,956
Net cash used in operating activities	(59,396)	(33,040)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,995)	(954)
Capitalized internal-use software costs	(5,199)	(3,562)
Purchase of short-term investments	(150,000)	—
Acquisitions, net of cash acquired	(27,435)	(12,268)
Change in escrow deposit	434	(7,000)
Net cash used in investing activities	(184,195)	(23,784)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon initial public offering, net of issuance costs	377,787	—
Proceeds from exercise of stock options, net of repurchases	3,096	1,658
Proceeds from exercise of common stock warrants	60	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	104,750
Taxes paid related to net share settlement of equity awards	(1,035)	—
Payment of deferred purchase consideration	—	(2,000)
Payment of contingent consideration	(2,416)	—
Net cash provided by financing activities	377,492	104,408
Net increase in cash, cash equivalents, and restricted cash	133,901	47,584
Cash, cash equivalents, and restricted cash, beginning of period	109,107	61,523
Cash, cash equivalents, and restricted cash, end of period	$243,008	$109,107
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$241,738	$108,928
Restricted cash	1,270	179
Total cash, cash equivalents, and restricted cash, end of period	$243,008	$109,107

ASC 606 Adoption Impact on Results of Operations

We adopted ASC 606 for the year ended December 31, 2019 using the modified retrospective method to customer contracts that were not completed as of January 1, 2019. Results of operations for the interim periods during 2019 have been adjusted to reflect the adoption of ASC 606. ASC 606 impact on revenue was immaterial; sales and marketing expense increased due to the difference in the timing of the recognition of incremental costs to obtain client contracts. Prior year results of operations are not affected by the adoption of ASC 606. The adoption of ASC 606 does not impact our net operating cash flows, investing cash flows, or financing cash flows.

The following table presents the ASC 606 impact on our results of operations:

	Three Months Ended December 31,				Year Ended December 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	ASC 606	606 Impact	ASC 605	ASC 605	ASC 606	606 Impact	ASC 605	ASC 605
	(in thousands except per share amounts)
Revenue	$50,356	$(108)	$50,248	$21,206	$170,198	$(345)	$169,853	$68,431
Cost of revenue	10,936	—	10,936	6,898	46,158	—	46,158	20,269
Gross profit	39,420	(108)	39,312	14,308	124,040	(345)	123,695	48,162
Gross margin	78.3%	—%	78.2%	67.5%	72.9%	(0.1)%	72.8%	70.4%
Operating expenses:
Research and development	12,763	—	12,763	8,376	49,842	—	49,842	24,861
Sales and marketing	20,868	(155)	20,713	12,041	78,060	(703)	77,357	36,433
General and administrative	13,678	—	13,678	8,215	55,676	—	55,676	23,063
Change in fair value of contingent consideration	(168)	—	(168)	(1,200)	843	—	843	(1,200)
Total operating expenses	47,141	(155)	46,986	27,432	184,421	(703)	183,718	83,157
Loss from operations	(7,721)	47	(7,674)	(13,124)	(60,381)	358	(60,023)	(34,995)
Other income, net	1,686	—	1,686	671	3,742	—	3,742	1,641
Loss before provision for income taxes	(6,035)	47	(5,988)	(12,453)	(56,639)	358	(56,281)	(33,354)
Provision for (benefit from) income taxes	8	—	8	7	(1,369)	—	(1,369)	28
Net loss	$(6,043)	$47	$(5,996)	$(12,460)	$(55,270)	$358	$(54,912)	$(33,382)
Accretion of redeemable convertible preferred stock	—	—	—	(42)	(96)	—	(96)	(162)
Net loss attributable to common stockholders	$(6,043)	$47	$(5,996)	$(12,502)	$(55,366)	$358	$(55,008)	$(33,544)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$—	$(0.06)	$(0.72)	$(1.09)	$0.01	$(1.08)	$(2.02)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,347		94,347	17,300	50,930		50,930	16,573

About Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe non-GAAP measures are useful in evaluating our operating performance. In particular, we believe that the use of adjusted gross profit, adjusted gross margin, non-GAAP net loss and adjusted EBITDA is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Net Loss

We define non-GAAP net loss as net loss less (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) acquisition related expenses, (iv) secondary offering costs, (v) secondary offering related payroll taxes, (vi) change in fair value of contingent consideration, and (vii) tax impact. Non-GAAP net loss is used by our management to understand and evaluate our operating performance and trends. We believe that non-GAAP net loss is helpful in providing useful information about our operating results because it eliminates the effect of items that are unrelated to overall performance, but non-GAAP net loss is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We adopted ASC 606 for year ended December 31, 2019 using the modified retrospective method. Interim periods for 2019 have been adjusted to reflect the adoption of ASC 606. Impact of the ASC 606 adoption on non-GAAP results may vary from our GAAP results due to the capitalization and amortization of stock-based compensation expenses related to incremental costs of obtaining contracts with clients. Results of operations for the prior year periods are not affected by the adoption of ASC 606. Reconciliation of non-GAAP results from the most comparable GAAP measures are provided below.

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31, 2019
	GAAP (ASC 606)	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Secondary Offering Costs	Secondary Offering Related Payroll Taxes	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP (ASC 606)	ASC 606 Impact	Non-GAAP (ASC 605)
Revenue	$50,356	$—	$—	$—	$—	$—	$—	$—	$50,356	$(108)	$50,248
Cost of revenue	$10,936	$(45)	$(420)	$—	$—	$—	$—	$—	$10,471	$—	$10,471
Gross profit	$39,420	$45	$420	$—	$—	$—	$—	$—	$39,885	$(108)	$39,777
Gross margin	78.3%								79.2%		79.2%
Research and development	$12,763	$(1,870)	$—	$—	$—	$(30)	$—	$—	$10,863	$—	$10,863
Sales and marketing	$20,868	$(2,265)	$(276)	$—	$—	$(87)	$—	$—	$18,240	$(140)	$18,100
General and administrative	$13,678	$(2,947)	$—	$—	$(348)	$(175)	$—	$—	$10,208	$—	$10,208
Change in fair value of contingent consideration	$(168)	$—	$—	$—	$—	$—	$168	$—	$—	$—	$—
Total operating expenses	$47,141	$(7,082)	$(276)	$—	$(348)	$(292)	$168	$—	$39,311	$(140)	$39,171
Loss from operations	$(7,721)	$7,127	$696	$—	$348	$292	$(168)	$—	$574	$32	$606
Loss before provision for income taxes	$(6,035)	$7,127	$696	$—	$348	$292	$(168)	$—	$2,260	$32	$2,292
Net (loss) income	$(6,043)	$7,127	$696	$—	$348	$292	$(168)	$—	$2,252	$32	$2,284
Net (loss) income attributable to common stockholders	$(6,043)	$7,127	$696	$—	$348	$292	$(168)	$—	$2,252	$32	$2,284
Net (loss) income per share attributable to common stockholders, diluted	$(0.06)								$0.02	$—	$0.02
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, diluted	94,347								112,143		112,143

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended December 31, 2018
	GAAP (ASC 605)	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Secondary Offering Costs	Secondary Offering Related Payroll Taxes	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP (ASC 605)
Cost of revenue	$6,898	$(8)	$(128)	$—	$—	$—	$—	$—	$6,762
Gross profit	$14,308	$8	$128	$—	$—	$—	$—	$—	$14,444
Gross margin	67.5%								68.1%
Research and development	$8,376	$(1,217)	$—	$—	$—	$—	$—	$—	$7,159
Sales and marketing	$12,041	$(227)	$(96)	$—	$—	$—	$—	$—	$11,718
General and administrative	$8,215	$(1,908)	$—	$(113)	$—	$—	$—	$—	$6,194
Change in fair value of contingent consideration	$(1,200)	$—	$—	$—	$—	$—	$1,200	$—	$—
Total operating expenses	$27,432	$(3,352)	$(96)	$(113)	$—	$—	$1,200	$—	$25,071
Loss from operations	$(13,124)	$3,360	$224	$113	$—	$—	$(1,200)	$—	$(10,627)
Loss before provision for income taxes	$(12,453)	$3,360	$224	$113	$—	$—	$(1,200)	$—	$(9,956)
Net loss	$(12,460)	$3,360	$224	$113	$—	$—	$(1,200)	$—	$(9,963)
Net loss attributable to common stockholders	$(12,502)	$3,360	$224	$113	$—	$—	$(1,200)	$—	$(10,005)
Net loss per share attributable to common stockholders, diluted	$(0.72)								$(0.58)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	17,300								17,300

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Year Ended December 31, 2019
	GAAP (ASC 606)	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Secondary Offering Costs	Secondary Offering Related Payroll Taxes	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP (ASC 606)	ASC 606 Impact	Non-GAAP (ASC 605)
Revenue	$170,198	$—	$—	$—	$—	$—	$—	$—	$170,198	$(345)	$169,853
Cost of revenue	$46,158	$(151)	$(1,520)	$—	$—	$—	$—	$—	$44,487	$—	$44,487
Gross profit	$124,040	$151	$1,520	$—	$—	$—	$—	$—	$125,711	$(345)	$125,366
Gross margin	72.9%								73.9%		73.8%
Research and development	$49,842	$(8,182)	$—	$—	$—	$(30)	$—	$—	$41,630	$—	$41,630
Sales and marketing	$78,060	$(7,659)	$(1,065)	$—	$—	$(87)	$—	$—	$69,249	$(910)	$68,339
General and administrative	$55,676	$(16,640)	$—	$(236)	$(348)	$(175)	$—	$—	$38,277	$—	$38,277
Change in fair value of contingent consideration	$843	$—	$—	$—	$—	$—	$(843)	$—	$—	$—	$—
Total operating expenses	$184,421	$(32,481)	$(1,065)	$(236)	$(348)	$(292)	$(843)	$—	$149,156	$(910)	$148,246
Loss from operations	$(60,381)	$32,632	$2,585	$236	$348	$292	$843	$—	$(23,445)	$565	$(22,880)
Loss before provision for income taxes	$(56,639)	$32,632	$2,585	$236	$348	$292	$843	$—	$(19,703)	$565	$(19,138)
Provision for (benefit from) income taxes	$(1,369)	$—	$—	$—	$—	$—	$—	$1,396	$27	$—	$27
Net loss	$(55,270)	$32,632	$2,585	$236	$348	$292	$843	$(1,396)	$(19,730)	$565	$(19,165)
Net loss attributable to common stockholders	$(55,366)	$32,632	$2,585	$236	$348	$292	$843	$(1,396)	$(19,826)	$565	$(19,261)
Net loss per share attributable to common stockholders, diluted	$(1.09)								$(0.39)	$0.01	(0.38)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	50,930								50,930		50,930

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Year Ended December 31, 2018
	GAAP (ASC 605)	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Secondary Offering Costs	Secondary Offering Related Payroll Taxes	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP (ASC 605)
Cost of revenue	$20,269	$(18)	$(320)	$—	$—	$—	$—	$—	$19,931
Gross profit	$48,162	$18	$320	$—	$—	$—	$—	$—	$48,500
Gross margin	70.4%								70.9%
Research and development	$24,861	$(2,188)	$—	$—	$—	$—	$—	$—	$22,673
Sales and marketing	$36,433	$(916)	$(272)	$—	$—	$—	$—	$—	$35,245
General and administrative	$23,063	$(3,210)	$—	$(354)	$—	$—	$—	$—	$19,499
Change in fair value of contingent consideration	$(1,200)	$—	$—	$—	$—	$—	$1,200	$—	$—
Total operating expenses	$83,157	$(6,314)	$(272)	$(354)	$—	$—	$1,200	$—	$77,417
Loss from operations	$(34,995)	$6,332	$592	$354	$—	$—	$(1,200)	$—	$(28,917)
Loss before provision for income taxes	$(33,354)	$6,332	$592	$354	$—	$—	$(1,200)	$—	$(27,276)
Net loss	$(33,382)	$6,332	$592	$354	$—	$—	$(1,200)	$—	$(27,304)
Net loss attributable to common stockholders	$(33,544)	$6,332	$592	$354	$—	$—	$(1,200)	$—	$(27,466)
Net loss per share attributable to common stockholders, diluted	$(2.02)								$(1.66)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	16,573								16,573

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted gross profit and adjusted gross margin are key performance measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, excluding stock-based compensation expense and amortization of intangible assets. We define adjusted gross margin as our adjusted gross profit divided by our revenue. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of stock-based compensation and amortization of intangible assets from period-to-period as factors unrelated to overall operating performance.
We adopted ASC 606 for year ended December 31, 2019 using the modified retrospective method. Interim periods for 2019 have been adjusted to reflect the adoption of ASC 606. Results of operations for the prior year are not affected by the adoption of ASC 606.
The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit:

	Three Months Ended December 31,				Year Ended December 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	ASC 606	606 Impact	ASC 605	ASC 605	ASC 606	606 Impact	ASC 605	ASC 605
	(dollars in thousands)
Gross profit	$39,420	$(108)	$39,312	$14,308	$124,040	$(345)	$123,695	$48,162
Add:
Stock-based compensation expense	45	—	45	8	151	—	151	18
Amortization of intangible assets	420	—	420	128	1,520	—	1,520	320
Adjusted gross profit	$39,885	$(108)	$39,777	$14,444	$125,711	$(345)	$125,366	$48,500
Adjusted gross margin (as a percentage of revenue)	79.2%		79.2%	68.1%	73.9%		73.8%	70.9%
Adjusted EBITDA
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.
We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) acquisition-related expenses, (v) secondary offering costs, (vi) secondary offering related payroll taxes, (vii) change in fair value of contingent consideration, (viii) other income, net, and (ix) provision for (benefit from) income taxes.
We adopted ASC 606 for year ended December 31, 2019 using the modified retrospective method. Interim periods for 2019 have been adjusted to reflect the adoption of ASC 606. Impact of the ASC 606 adoption on non-GAAP adjusted EBITDA results may vary from our GAAP results due to the capitalization and amortization of stock-based compensation expenses related to incremental costs of obtaining contracts with clients. Results of operations for the prior year are not affected by the adoption of ASC 606.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss:

	Three Months Ended December 31,				Year Ended December 31,
	2019	2019	2019	2018	2019	2019	2019	2018
	ASC 606	606 Impact	ASC 605	ASC 605	ASC 606	606 Impact	ASC 605	ASC 605
	(in thousands)
Net loss	$(6,043)	$47	$(5,996)	$(12,460)	$(55,270)	$358	$(54,912)	$(33,382)
Add:
Depreciation and amortization(1)	1,014	—	1,014	456	3,326	—	3,326	1,263
Amortization of intangible assets	696	—	696	224	2,585	—	2,585	592
Stock-based compensation expense	7,127	(15)	7,112	3,360	32,632	207	32,839	6,332
Acquisition-related expenses(2)	—	—	—	113	236	—	236	354
Secondary offering costs(3)	348	—	348	—	348	—	348	—
Secondary offering related payroll taxes(4)	292	—	292	—	292	—	292	—
Change in fair value of contingent consideration	(168)	—	(168)	(1,200)	843	—	843	(1,200)
Other income, net(5)	(1,686)	—	(1,686)	(671)	(3,742)	—	(3,742)	(1,641)
Provision for (benefit from) income taxes	8	—	8	7	(1,369)	—	(1,369)	28
Adjusted EBITDA	$1,588	$32	$1,620	$(10,171)	$(20,119)	$565	$(19,554)	$(27,654)
______________

(1)	Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs.

(2)	Acquisition-related expenses consist primarily of transaction and transition related fees and expenses, including legal, accounting, and other professional fees.

(3)	Secondary offering costs consist of transaction related fees and expenses, including legal, accounting, and other professional fees associated with our secondary offering completed in December 2019.

(4)	Secondary offering related payroll taxes consist of payroll tax expenses associated with equity awards released.

(5)	Other income, net includes interest income, interest expense, and other income (expense).
Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Key Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business.
Our key metrics are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(dollars in thousands)
Clients	804	413	804	413
Enrolled Diabetes Members	222,683	113,854	222,683	113,854
Estimated Value of Agreements(1)	$76,671	$56,101	$284,502	$154,468

(1)	Previously referred to as total contract value
Clients. We define our clients as business entities that have at least one active paid contract with us at the end of a particular period. Entities that access our platform through our channel partners, PBMs, and resellers are counted as individual clients. We do not count our channel partners, PBMs, or resellers as clients, unless they also separately have active paid contracts for our solutions. If business units or subsidiaries of the same entity enter into separate agreements with us, they are counted as separate clients. However, entities that have purchased multiple solutions through different contracts are treated as a single client.
Enrolled Diabetes Members. We believe our ability to grow the number of enrolled diabetes members is an indicator of penetration of our flagship solution, Livongo for Diabetes. We define our enrolled diabetes members as all individuals that are enrolled in Livongo for Diabetes at the end of a given period. This number excludes: (i) employees or dependents of a client that has ceased using our solution, (ii) employees who no longer have an employment relationship with an active client, and their dependents, and (iii) employees and dependents who have not been active on or used our solution for a period of time as specified in the applicable client’s agreement, which is typically between four and six months.
Estimated Value of Agreements. This represents the estimated value of agreements, signed in the relevant period and was previously referred to as the Total Contract Value (TCV) in certain of Livongo's previous filings with the Securities and Exchange Commission. Estimated Value of Agreements includes agreements entered into with new clients or expansion opportunities entered into with existing clients. Estimated Value of Agreements is helpful in evaluating our business because it provides some visibility into future revenue. Our new client subscriptions typically have a term of one to three years, and we generally invoice our clients in monthly installments at the end of each month in the subscription period based on the number of members in such month who were active on or used our solution within a certain period of time, as specified in the applicable client’s agreement. We define estimated value of agreements as contractually committed orders to be invoiced under agreements initially entered into during the relevant period. Agreements are only counted in estimated value of agreements in the period in which they are entered into, and for purposes of this calculation, we assume an average member enrollment rate. Our estimates include assumptions regarding the total recruitable individuals at a client, commencement of enrollment period, enrollment method, starting enrollment rates, monthly increases to enrollment rates over time, contract length, and client size and industry. Estimates also assume the agreement will not be terminated early and will be serviced for the full term, there are no changes to the total recruitable individuals at a client during the relevant period, and no changes to the per participant per month fee, or PPPM, during the relevant period. Until such time as these amounts are invoiced, which occurs at the end of each month of service, they are not recorded in revenue, deferred revenue, or elsewhere in our consolidated financial statements.